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                                                                   Exhibit (1)


                            JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of
1934, as amended, we, the undersigned, agree that this Schedule 13D (including any and all amendments thereto), to which this Agreement is attached as an Exhibit, is (and, in the case of amendments, will be) filed on behalf of each of us.

         This Agreement may be executed in counterparts, each one of which shall be considered an original, and all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 19th day of August 1996.

                                       RENAISSANCE COSMETICS, INC.


                                       By:     /s/ John R. Jackson
                                           ----------------------------------
                                           Vice President and
                                           General Counsel



                                       KIDD, KAMM EQUITY PARTNERS, L.P.

                                       By: Kidd, Kamm Investments, L.P.
                                           (its General Partner)

                                       By: Kidd, Kamm Investments, Inc.
                                           (its General Partner)


                                       By:     /s/ Kurt L. Kamm
                                           -----------------------------------
                                           President